Exhibit 99.1

LETTER OF TRANSMITTAL

To Purchase Warrants of

ProUroCare Medical Inc.

Pursuant to the Offer dated September 25, 2009

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 1:00 P.M.,

U.S. CENTRAL DAYLIGHT TIME ON OCTOBER 30, 2009 UNLESS THE OFFER IS EARLIER WITHDRAWN OR EXTENDED

TO:        INTERWEST TRANSFER COMPANY, INC.

1981 Murray Holladay Road

Suite 100

Salt Lake City, Utah 84117

Attention: Reorganization Department

Facsimile: (801) 277-3147

Delivery of this Letter of Transmittal or any other documents, securities or amounts payable for early exercise of the tendered Warrants (as defined below) to an address other than to Interwest Transfer Company (referred to as the “Depositary” or “Warrant Agent”) as indicated above will not constitute valid delivery.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS, CAREFULLY AND MAKE SURE THAT YOU SIGN AND COMPLETE THE FORM.

Ladies and Gentlemen:

The undersigned hereby exercises the below described Warrants of ProUroCare Medical Inc., a Nevada corporation (the “Company”), pursuant to the Company’s Offer Letter/Prospectus, dated September 25, 2009 and this Letter of Transmittal (which together constitute the “Offer”).

The Board of Directors of the Company has extended the Offer to:

•                  all holders of the Company’s publicly traded warrants to purchase common stock (except those holders who reside in states where an offer, solicitation or sale would be unlawful), which were issued on January 12, 2009 pursuant to the closing of its public offering of 3,050,000 units (the “Units”), each such Unit consisting of one share of common stock and one redeemable warrant to purchase one share of common stock (the “Public Warrants”); and

•                  all holders of the Company’s unregistered warrants to purchase an aggregate of 3,058,381 shares of common stock (except those holders who reside in states where an offer, solicitation or sale would be unlawful), which warrants were issued on January 12, 2009 in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to the automatic conversions of convertible debt (the “Private Warrants”).  The Public Warrants and Private Warrants will be referred to collectively as the “Warrants.”

The Offer is to temporarily modify the terms of the Warrants so that during the Offer Period (as defined in the Offer Letter/Prospectus), each Warrant holder who tenders Warrants for early exercise will receive, in addition to the shares of common stock purchased upon exercise, new three-year warrants to purchase an equal number of shares of our common stock at an exercise price of $1.30 per share (each, a “Replacement Warrant”). The Company may elect to redeem the Replacement Warrants at any time after the last sales price of the Company’s common stock equals or exceeds $4.00 for 10 consecutive trading days (in contrast to the $1.82 redemption trigger for the existing Warrants). The Company must provide 30 days’ prior written notice of its decision to redeem the Replacement Warrants, at $0.01 per warrant, during which time holders may choose to exercise the Replacement Warrants according to their terms rather than submitting them for redemption.

A holder may tender as few or as many Warrants as the holder elects.  This is a one-time offer and the modified Warrant terms are only valid during the Offer Period.  The Company will not pay interest on cash tendered for the exercise price of the Warrants regardless of any withdrawal of tendered warrants during the Offer Period, extension of, or amendment to, the Offer or any delay in issuing the Replacement Warrants or the underlying common stock for the tendered Warrants after the expiration of the Offer Period.

WARRANTS WHICH ARE NOT TENDERED, OR WHICH ARE TENDERED AND WITHDRAWN IN ACCORDANCE WITH THE PROCEDURES HEREIN, WILL RETAIN THEIR CURRENT TERMS, INCLUDING THE CURRENT $1.30 EXERCISE PRICE AND EXPIRATION DATE OF JANUARY 7, 2014.

It is the Company’s current intent not to conduct another offer to promote the early exercise of the Warrants, but the Company reserves the right to do so in the future. The Company reserves its right to redeem the Warrants pursuant to their original terms, which provide that the Warrants may be redeemed at the Company’s discretion at a price of $0.01 per Warrant at any time after the sales price of the Company’s common stock equals or exceeds $1.82 per share for any 10 consecutive trading days. Should the Company issue a redemption notice, Warrant holders would have 30 days in which to exercise their Warrants.

Subject to and effective upon acceptance for exercise of the Warrants submitted with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby tenders Warrants for early exercise as indicated in Box 1 of this Letter of Transmittal, with the understanding that the Company will issue the undersigned both the number of shares of common stock purchased as a result of the Warrant exercise and Replacement Warrants to purchase an equal number of shares of common stock.

Upon the terms and subject to the conditions of the Offer, the Company will accept for exercise Warrants validly tendered.  In all cases, Warrants will only be accepted for exercise pursuant to the Offer after timely receipt by the Depositary of certificates for Warrants either physically or through book-entry delivery, a properly completed and duly executed Letter of Transmittal or manually signed photocopy thereof, and a certified bank check or wire transfer of immediately available funds in accordance with the amount of the purchase price of the common stock being acquired upon exercise of the Warrants tendered, payable to the Depositary.

The undersigned acknowledges that they have been advised to consult with their own advisors as to the consequences of participating or not participating in the Offer.

The undersigned hereby represents and warrants to the Company that:

(a)          the undersigned has full power and authority to tender and purchase all of the common stock of the Company which may be received upon exercise of the tendered Warrants pursuant to their exercise;

(b)           he, she or it has good, marketable and unencumbered title to the tendered Warrants, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their exercise, sale or transfer, and not subject to any adverse claim;

(c)           on request, the undersigned will execute and deliver any additional documents the Company deems necessary to complete the exercise of the Warrants tendered hereby;

(d)           the undersigned understands that tenders of Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer; and

(e)           the undersigned agrees to all of the terms of the Offer.

All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

The undersigned hereby:  (i) elects to exercise the Warrants described under “Election to Exercise Warrants” below (Box 1); and (ii) agrees to purchase the common stock issuable thereunder and is submitting the applicable exercise price (payable to the Depositary by certified check or wire amount), in each case, pursuant to the terms and subject to the conditions described in the Offer Letter/Prospectus and this Letter of Transmittal. The undersigned is the registered owner of all such Warrants and, if applicable, represents that it has received from each beneficial owner thereof (collectively, the “Beneficial Owners”) duly completed and executed “Instructions to Registered Holder,” a form of which is attached to the “Letter to Clients” accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal.  Subject to, and effective upon, the Company’s acceptance of the undersigned’s election to exercise the Warrants described in Box 1 below and the Company’s receipt of available funds equal to the amount of the applicable exercise price, the undersigned hereby assigns and transfers to, or upon the order of, the Company, all right, title and interest in, to, and under the Warrants being exercised hereby, waives any and all other rights with respect to such Warrants and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, such Warrants.

The undersigned hereby irrevocably constitutes and appoints the Warrant Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Warrants the undersigned is electing to tender for early exercise, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to: (i) deliver the Warrants the undersigned is electing to tender for early exercise (together with any applicable exercise price being tendered herewith) to the Company or cause ownership of such Warrants to be transferred to, or upon the order of, the Company, on the books of the Warrant Agent and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the Company’s Warrant Agent, as the undersigned’s agent, of the common stock to which the undersigned is entitled upon acceptance by the Company of the undersigned’s election to exercise Warrants pursuant to the Offer; and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the exercised Warrants all in accordance with the terms and subject to the conditions of the Offer described in the Offer Letter/Prospectus.

Unless otherwise indicated under “Special Issuance Instructions” below (Box 3), please issue the common stock for the exercised Warrants in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions” below (Box 4), please send or cause to be sent the certificates for the common stock (and accompanying documents, as appropriate) to the undersigned at the address shown below under “Issuance Instructions” below (Box 2) or provide the name of the account with the Warrant Agent or at The Depositary Trust Company (“DTC”) to which the common stock should be issued.

The undersigned understands that elections to exercise Warrants pursuant to the procedures described in the section of the Offer Letter/Prospectus entitled “The Offer—General Terms” and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company upon the terms of the Offer set forth in the section of the Offer Letter/Prospectus entitled “The Offer—General Terms,” and subject to the conditions of the Offer set forth in the section of the Offer Letter/Prospectus entitled “The Offer—Extension of Tender Period; Termination; Amendments; Conditions,” subject only to withdrawal of elections to exercise on the terms set forth in the section of the Offer Letter/Prospectus entitled “The Offer—Withdrawal Rights.”

“Expiration Date” means 1:00 P.M., Central Daylight Time, on October 30, 2009, unless and until the Company, in its sole discretion, withdraws or extends the Offer, in which case the “Expiration Date” means the latest time and date at which the Offer, as withdrawn or extended, expires.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

BEFORE COMPLETING THE BOXES.

Delivery of this Letter of Transmittal or any other documents, securities or amounts payable for early exercise of the tendered Warrants to an address, or transmission of instructions to a facsimile number, other than as set forth above, does not constitute a valid delivery. Please read carefully the entire Letter of Transmittal, including the accompanying instructions, before completing any box below. This Letter of Transmittal is to be used only if (i) certificates are to be forwarded herewith (or such certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary) or (ii) delivery of Warrants is to be made by book-entry transfer to the Depositary’s account at The Depositary Trust Company (“DTC”) pursuant to the procedures set forth in the Offer.

If you desire to tender Warrants pursuant to the Offer and you cannot deliver your Warrant certificate(s) (or you are unable to comply with the procedures for book-entry transfer on a timely basis) and all other documents and amounts payable required by this Letter of Transmittal are delivered to the Depositary prior to the Expiration Date, you may tender your Warrants according to the guaranteed delivery procedures set forth in the section of the Offer Letter/Prospectus entitled “The Offer—Procedure for Exercising and Tendering Warrants.”

Delivery of documents to DTC does not constitute delivery to the Depositary.

BOX 1:  ELECTION TO EXERCISE WARRANTS

Please list the Warrant certificates you elect to exercise.

Certificate Numbers*	Number of Warrants Represented by Certificate	Number of Warrants Being Exercised

TOTAL WARRANTS EXERCISED:

*        Need not be completed if Warrants are being tendered through DTC.

BOX 2:  ISSUANCE INSTRUCTIONS

Please issue the certificates of ProUroCare Medical Inc. common stock, $0.00001 par value issuable upon the exercise of the Warrants listed in Box 1 above and the certificates representing the Replacement Warrants to which the undersigned is entitled pursuant to the terms of the Offer to the undersigned as set forth below:

Issue Certificate(s) to:		(Please Print)

Name:

Address:

City:	State:	Postal Zip Code:

Social Security Number/Federal Tax Identification:

BOX 3:  SPECIAL ISSUANCE INSTRUCTIONS

Fill in this section ONLY if certificate(s) of ProUroCare Medical Inc. common stock and Replacement Warrant certificates are to be issued in a name OTHER than that of the undersigned whose name appears in Box 2 ABOVE.

Issue Certificate(s) to:		(Please Print)

Name:

Address:

City:	State:	Postal Zip Code:

Social Security Number/Federal Tax Identification:

BOX 4:  SPECIAL DELIVERY INSTRUCTIONS

Fill in this section ONLY if certificate(s) of ProUroCare Medical Inc. common stock and Replacement Warrant certificates are to be mailed to someone OTHER than the undersigned whose name appears in Box 2 ABOVE, or to the owner at an address other than that shown in Box 2 ABOVE.

Mail Certificate(s) to:		(Please Print)

Name:

Address:

City:	State:	Postal Zip Code:

Social Security Number/Federal Tax Identification:

BOX 5:  USE OF BOOK-ENTRY TRANSFER

Fill in this section ONLY if delivery of certificate(s) of ProUroCare Medical Inc. common stock and Replacement Warrant certificates are to be made by book-entry transfer.

(Please Print)

Name of Tendering Institution:

Account Number:

Transaction Code Number:

BOX 6:  EXERCISING HOLDER SIGNATURE

Note:  The registered holder of the Warrants must complete this section.   The registered holder of the Warrants must provide a signature below as his, her or its name appears on the Warrants, or a signature must be provided by person(s) authorized to become registered holder(s) (evidence of which authorization must be transmitted with this Letter of Transmittal).  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, that person must set forth his, her or its full title below and submit evidence to the Depositary of such person’s authority to act.  See Instruction 6.

Name(s) of Registered Holder(s) (Please Print):

Signature(s) of Registered Holder(s):

Dated:

Telephone Number:

If the signature provided above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information:

Name(s) of Person(s) Signing:

Capacity of Person(s) Signing:

Address:

Telephone Number:

Tax Identification or Social Security Number:

Guarantee of Signature (If required by Instruction 7)

Authorized Signature:

Name:

Title:

Name of Firm:
(Must be an Eligible Institution as defined in Instruction 7)

Address:

Telephone Number:

Dated:

BOX 7: REPRESENTATION REGARDING OWNED SECURITIES

Please indicate by checkmark all types of securities of the Company owned by the registered holder of the Warrants (other than Warrants tendered for early exercise herewith).  If the registered holder of the Warrants does not hold any securities of the Company other than the Warrants tendered for early exercise herewith, check “None.”

Units	☐	Public Warrants	☐
Private Warrants	☐	Common Stock	☐
None ☐

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.            Execution and Delivery.   This Letter of Transmittal must be properly completed, dated and signed by the registered holder(s) of the Warrant certificate(s) transmitted herewith and mailed or delivered with such Warrant certificate(s) to the Depositary at the following address:

INTERWEST TRANSFER COMPANY, INC.

1981 Murray Holladay Road

Suite 100

Salt Lake City, Utah 84117

Attention: Reorganization Department

Facsimile:  (801) 277-3147

THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE WARRANT HOLDER, BUT IF DELIVERY IS BY MAIL TO THE ABOVE ADDRESS, REGISTERED OR INSURED MAIL IS RECOMMENDED.  IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Questions and requests for assistance or additional copies of the Letter of Transmittal should be directed to the attention of Dick Thon at ProUroCare Medical Inc., via mail at 6440 Flying Cloud Dr., Suite 101, Eden Prairie, MN 55344, telephone at (952) 476-9093 or e-mail at rthon@prourocare.com.

2.            Delivery of Letter Of Transmittal and Warrant Certificates; Guaranteed Delivery Procedures.  This Letter of Transmittal is to be used only if:

(a)                                  certificates for Warrants are delivered with it to the Depositary; or

(b)                                 the Warrant certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary; or

(c)                                  the Warrants will be exercised pursuant to the procedure for tender and exercise by book-entry transfer set forth in the section of the Offer Letter/Prospectus entitled “The Offer—Procedure for Exercising and Tendering Warrants.”

Unless Warrants are being tendered and exercised by book-entry transfer, as described below, the following documents should be mailed or delivered to the Depositary at the address set forth in Instruction 1 and must be received by the Depositary prior to the expiration of the Offer:

(a)                                  a properly completed and duly executed Letter of Transmittal or duly executed and manually signed facsimile copy of it, in accordance with the instructions of the Letter of Transmittal (including any required signature guarantees);

(b)                                 certificates for the Warrants being exercised; and

(c)                                  any other documents required by the Letter of Transmittal, including but not limited to amounts payable for early exercise of the tendered Warrants.

If certificates are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

Warrants may be validly tendered pursuant to the procedures for book-entry transfer as described in the Offer. In order for shares to be validly tendered by book-entry transfer, the Depositary must receive, prior to the expiration date of the Offer:

(a)                                  confirmation of such delivery; and

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(b)                                 either a properly completed and executed Letter of Transmittal (or manually signed facsimile thereof) or an Agent’s Message if the tendering Warrant holder has not delivered a Letter of Transmittal; and

(c)                                  all documents required by the Letter of Transmittal, including but not limited to amounts payable for early exercise of the tendered Warrants.

The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC exercising the Warrants that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against the participant. If the Warrant holder is tendering by book-entry transfer, he, she or it must expressly acknowledge that he, she or it has received and agrees to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against him, her or it.

If Warrant certificates are not immediately available, the holder cannot deliver his, her or its Warrants and all other required documents to the Depositary or he, she or it cannot complete the procedure for delivery by book-entry transfer prior to the expiration date, then the Warrant holder may tender his, her or its Warrants pursuant to the guaranteed delivery procedure set forth in the Offer Letter/Prospectus. Pursuant to such procedure:

(a)                                  such tender must be made by or through an Eligible Institution (as defined in Instruction 7);

(b)                                 a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (with any required signature guarantees) must be received by the Depositary prior to the expiration of the Offer; and

(c)                                  the certificates for all physically delivered Warrants in proper form for transfer by delivery, or a confirmation of a book-entry transfer into the Depositary’s account at DTC of all Warrants delivered electronically, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message), and any other documents required by this Letter of Transmittal, must be received by the Depositary within three Over-the-Counter Bulletin Board trading days after the date the Depositary receives such Notice of Guaranteed Delivery, all as provided in the Offer Letter/Prospectus.

Except as specifically permitted by the Offer Letter/Prospectus, no alternative or contingent exercises will be accepted.

3.            Inadequate Space.   If the space provided in Box 1 “Election to Exercise Warrants” is inadequate, the Warrant certificate numbers, numbers of shares and number of shares being exercised should be listed on a separate, signed schedule and attached to the Letter of Transmittal.

4.            Warrants Exercised.  Warrant holders who choose to participate in the Offer may exercise some or all of such holder’s Warrants pursuant to the terms of the Offer.

5.            Special Issuance and Special Delivery Instructions (Boxes 3 and 4).   Indicate the name and address to which the new common stock certificate(s) and Replacement Warrant certificate(s) are to be sent, if different from the name and address of the person(s) signing this Letter of Transmittal.  If either of these boxes are completed, your Letter of Transmittal must be guaranteed by an Eligible Institution in the “Guarantee of Signature” portion of Box 6.  See Instruction 7.

6.            Signatures on Letter of Transmittal, Stock Powers and Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of the Warrant certificate(s) transmitted herewith, the signature(s) must correspond with the name(s) as written on the face of the Warrant certificate(s) without alteration, enlargement or any change whatsoever.

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If the transmitted Warrant certificate(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any tendered Warrants are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or photocopies of it) as there are different registrations of certificates.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other individual acting in a fiduciary or representative capacity on behalf of the registered holder, such person should so indicate when signing, and proper evidence of their authority so to act must be submitted to the Depositary along with this Letter of Transmittal.

When this Letter of Transmittal is signed by the registered holder(s) of the Warrant certificate(s) transmitted herewith, no endorsements of Warrant certificate(s) or separate stock power(s) are required.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Warrant certificates listed in Box 1, or if the shares of ProUroCare Medical Inc. common stock to be issued upon exercise of the tendered Warrants  and the Replacement Warrants are to be issued in a name or mailed to an address other than the registered holder(s) of the Warrant certificate(s) transmitted herewith, the Warrant certificate(s) must be properly endorsed or accompanied by appropriate stock power(s), in either case signed EXACTLY AS THE NAME(s) of the registered holder(s) appears on the Warrant certificate(s).  Signatures on Warrant certificate(s) or separate stock power(s) required by this paragraph  must be guaranteed by an Eligible Institution in the “Guarantee of Signature” portion of Box 6.  See Instruction 7.

If the Warrant certificate(s) or stock power(s) are signed by trustees, executors, administrators, guardians, attorney-in-facts, officers of a corporation or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence of their authority so to act must be submitted to the Depositary along with this Letter of Transmittal.

7.            Guarantee of Signatures on Letter of Transmittal or Certificates.  No signature guarantee is required if:

(a)                                  this Letter of Transmittal is signed by the registered holder of the Warrants exactly as the name of the registered holder appears on the certificate tendered with this Letter of Transmittal and such owner has not completed the box entitled “Special Delivery Instructions” or “Special Issuance Instructions”; or

(b)                                 such Warrants are tendered for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an “Eligible Institution”); or

(c)                                  the Holders of such Warrants reside outside of the U.S. and are not otherwise tendering the Warrants in the U.S.

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal.

8.            Lost Warrant Certificate(s).  Please contact the Depositary at (801) 272-9294 if you cannot locate your Warrant certificate(s).

9.            Irregularities.  All questions as to the number of Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise of any tender of Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the absolute right to reject any or all tenders of Warrants it determines not to be in proper form or to reject those Warrants, the acceptance of which may, in the opinion of the

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Company’s counsel, be unlawful, subject to the judgments of any court. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Warrants, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties, subject to the judgments of any court. No tender of Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A PHOTOCOPY THEREOF) TOGETHER WITH WARRANT CERTIFICATES (OR CONFIRMATION OF DELIVERY FOR WARRANTS BEING TENDERED AND EXERCISED BY BOOK-ENTRY TRANSFER) AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO 1:00 P.M., U.S. CENTRAL DAYLIGHT TIME ON THE EXPIRATION DATE.

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